                                                                    Exhibit 99.2

CONSENT SOLICITATION STATEMENT

                                   $70,000,000

                              WILLBROS GROUP, INC.

                            SOLICITATION OF CONSENTS
         TO AMENDMENTS TO INDENTURE AND WAIVER OF ANY POTENTIAL DEFAULTS
      IN RESPECT OF ALL OUTSTANDING 2.75% CONVERTIBLE SENIOR NOTES DUE 2024
                      (CUSIP NOS. 969199AC2 AND 969199AA6)

--------------------------------------------------------------------------------
THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 21, 2005 (WE REFER TO SUCH DATE AND TIME, AS WE MAY EXTEND IT FROM TIME TO TIME, AS THE "EXPIRATION DATE"). WE MAY EXTEND THE SOLICITATION AT ANY TIME AND FROM TIME TO TIME. WE MAY EXTEND THE EXPIRATION DATE WITHOUT EXTENDING THE RIGHT OF HOLDERS OF THE NOTES TO REVOKE CONSENTS DELIVERED (AND NOT VALIDLY REVOKED) PRIOR TO THE NEW EXPIRATION DATE.
--------------------------------------------------------------------------------

         Subject to the terms set forth in this consent solicitation statement, we are soliciting consents from the holders of our outstanding 2.75% convertible senior notes due 2024, which we refer to as the "notes," to amend certain provisions in the indenture governing the notes. Each holder that delivers a consent will also be waiving any potential defaults that may have occurred before the proposed amendments become effective and will be consenting to rescind the purported notice of default (described below) that was delivered to us under the indenture. No fees will be paid to the holders for their consents. We refer to the proposed amendments to, and waiver of any potential defaults under, the indenture as the "proposed amendments and waiver." The term "holders" means those holders of record on September 6, 2005, which we refer to as the "record date," as reflected in the records of JPMorgan Chase Bank, N.A., the trustee under the indenture. The notes were issued pursuant to an indenture dated as of March 12, 2004 between us, as issuer, and the trustee, which we refer to as the "indenture."

         Section 6.2(a) of the indenture requires us to ensure delivery of copies of the reports and other documents we are required to file with the United States Securities and Exchange Commission, or "SEC," pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, which we refer to as the "Exchange Act," to the trustee within 15 days after they are filed with the SEC.

         We previously announced that we would not be able to timely file our annual report on Form 10-K for the year ended December 31, 2004 and our quarterly reports for the periods ended March 31, 2005 and June 30, 2005, and we have not filed them to date. On June 10, 2005, we received a letter from a law firm representing Whitebox Advisors, LLC, claiming to be the owner of in excess of 25% of the notes, asserting that, as a result of our failure to timely file with the SEC our 2004 Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, it was placing us on notice of an event of default under the indenture. We indicated that we do not believe that we have failed to perform our obligation under Section 6.2(a) of the indenture because it specifically requires that we ensure delivery of copies of our annual and quarterly reports to the trustee within 15 calendar days after they are filed with the SEC and does not require us to file those reports with the SEC within the deadlines set forth in the SEC's rules and regulations.

         On August 19, 2005, we reached an agreement with Whitebox Advisors, the beneficial owner of $17,595,000, or approximately 25.1% of the notes as of June 10, 2005, pursuant to which we agreed to prepare an amendment to the indenture and solicit approval for the proposed amendments and waiver. (continued on inside front cover)

                 The Solicitation Agent for the solicitation is:

                            BEAR, STEARNS & CO. INC.

September 8, 2005

         Whitebox Advisors has agreed to deliver a letter of consent in favor of the proposed amendments and waiver. The letter of consent accompanying this consent solicitation statement includes a waiver of any potential defaults which may have occurred under the indenture before the effectiveness of the proposed amendments due to our failure to timely file our periodic reports with the SEC. Each holder that executes a letter of consent will be deemed to have waived all defaults with respect to any potential breaches of the indenture, and any defaults that may have occurred before the effectiveness of the proposed amendments and waiver will be deemed to have been cured for all purposes. The proposed amendments and waiver will not change the current language of Section 6.2(a) other than to add a new sentence that will provide that, solely with respect to the period beginning on the date the supplemental indenture is executed and ending on the nine-month anniversary of the date the supplemental indenture is executed, we shall be deemed to have complied with Section 6.2(a) as long as we deliver copies of our periodic reports to the trustee within 15 days after they are filed with the SEC and notwithstanding any new or continuing failure on our part to file any such reports on or before their respective due dates.

         In addition, the proposed amendments will:

     o provide that the initial date on or after which all or any portion of the notes may be redeemed by us will change from March 15, 2011 to March 15, 2013; and

     o add a new provision to the indenture pursuant to which, in connection with a "Fundamental Change" of the type described in clause (iii) of the definition of that term in the indenture which occurs prior to March 15, 2013, if 10% or more of the fair market value of the consideration for our common stock in the corporate transaction that constitutes a Fundamental Change consists of cash (a "cash takeover transaction"), we will make a "coupon make-whole payment" in cash, our common stock (based on the current market value for our common stock at the time of the coupon make-whole payment), or a combination thereof at our option equivalent to the present value of the lesser of (i) two years of scheduled payments of interest on the notes or (ii) all scheduled payments of interest on the notes which are payable for the period from the date of such cash takeover transaction through March 15, 2013, which present value will be computed by using a discount rate equal to the treasury yield.

         This solicitation is being made upon the terms set forth in this consent solicitation statement and the accompanying letter of consent. Approval of the proposed amendments and waiver requires the consent of the holders of a majority in principal amount of the outstanding notes as of the record date (such consents are referred to as the "requisite consents").

         At any time following receipt of the requisite consents, and in compliance with the conditions contained in the indenture, we and the trustee may execute a supplemental indenture with respect to the indenture and the proposed amendments and waiver will become effective with respect to the notes (such time is referred to as the "effective time"). We will make a public announcement of the effective time for the notes at or prior to 9:00 a.m., New York City time, on the next business day after the effective time.

         Until the effective time, holders may revoke consents. Any notice of revocation received after the effective time will not be effective. From and after the effective time, each present and future holder of notes will be bound by the proposed amendments and waiver, whether or not such holder delivered a consent.

         Notwithstanding anything to the contrary set forth in this consent solicitation statement, we reserve the right at any time prior to the execution of the supplemental indenture to (i) terminate the solicitation for any reason,
(ii) extend the solicitation from time to time if any condition to execution of the supplemental indenture has not been met or waived, or (iii) amend the terms of the solicitation.

                                TABLE OF CONTENTS


ABOUT THIS CONSENT SOLICITATION STATEMENT................................................................   1

WILLBROS GROUP, INC. ....................................................................................   2

RECENT DEVELOPMENTS......................................................................................   3

RISK FACTORS.............................................................................................   4

THE PROPOSED AMENDMENTS AND WAIVER.......................................................................  14

THE CONSENT SOLICITATION.................................................................................  19

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES............................................................  23

AVAILABLE INFORMATION....................................................................................  24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................................................  24

FORWARD-LOOKING STATEMENTS...............................................................................  25

                    ABOUT THIS CONSENT SOLICITATION STATEMENT

         You should read and carefully consider the information contained herein before deciding whether to give your consent to the proposed amendments and waiver by properly completing, executing and delivering the accompanying letter of consent in accordance with the instructions set forth herein and therein.

         Only holders of the notes are eligible to consent to the proposed amendments and waiver. Any beneficial owner of notes who is not a holder of such notes must arrange with the person who is the holder or such holder's assignee or nominee to execute and deliver a letter of consent on behalf of such beneficial owner. For purposes of this solicitation, The Depository Trust Company ("DTC") has authorized DTC participants ("participants") set forth in the position listing of DTC as of the record date to execute letters of consent as if they were the holders of the notes held of record in the name of DTC or in the name of its nominee. Accordingly, for purposes of the solicitation, the term "holder" shall be deemed to include such participants.

         HOLDERS WHO WISH TO CONSENT MUST DELIVER THEIR PROPERLY COMPLETED AND EXECUTED LETTER OF CONSENT TO D.F. KING & CO., INC., AS THE TABULATION AGENT, AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND IN THE LETTER OF CONSENT. CONSENTS SHOULD NOT BE DELIVERED TO US, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY US, THE TRUSTEE OR THE SOLICITATION AGENT. UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO US, THE TRUSTEE, THE TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT ANY TIME.

         Recipients of this consent solicitation statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the solicitation.


IMPORTANT LIMITATIONS ON TAX ASPECTS. For purposes of Internal Revenue Service Circular 230, (1) nothing contained herein was intended or written to be used, can be used by any taxpayer or may be relied upon or used by any taxpayer for the purposes of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code of 1986, as amended, (2) any written statement contained in this message relating to any Federal tax transaction or matter may not be used by any person to support the promotion or marketing of or to recommend any Federal tax transaction(s) or matter(s) addressed herein, and (3) any taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor with respect to any Federal tax transaction or matter contained herein.

         Please handle this matter through your bank or broker. Questions concerning the terms of the solicitation should be directed to Bear, Stearns & Co. Inc., as the Solicitation Agent, at the address or telephone numbers set forth on the back cover of this consent solicitation statement. Requests for assistance in completing and delivering a letter of consent or requests for additional copies of this consent solicitation statement, the letter of consent or other related documents should be directed to D.F. King & Co., Inc., as the Information Agent and Tabulation Agent, at the addresses or telephone numbers set forth on the back cover of this consent solicitation statement.

         No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this consent solicitation statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the trustee, the Solicitation Agent, the Tabulation Agent, the Information Agent or any other person.

         The statements made in this consent solicitation statement are made as of the date of this consent solicitation statement and delivery of this consent solicitation statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this consent solicitation statement is based upon information provided solely by us. The Solicitation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained or incorporated by reference herein.

         The solicitation is not being made to, and a letter of consent form will not be accepted from or on behalf of, a holder in any jurisdiction in which the making of the solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. We may in our discretion, however, take such action as we may deem necessary to lawfully make the solicitation in any such jurisdiction and to extend the solicitation to any holder in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the solicitation to be made by a licensed broker or dealer, the solicitation will be deemed to be made on behalf of us by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

         In this consent solicitation statement, unless otherwise specified, "Willbros," the "Company," "we," "us" and "our" refer to Willbros Group, Inc., its consolidated subsidiaries and their predecessors.

         Capitalized terms used in this consent solicitation statement that are not otherwise defined have the meanings set forth in the indenture.

                              WILLBROS GROUP, INC.

         We are an independent international contractor serving the oil, gas and power industries and governmental entities worldwide. We provide construction and engineering services to industry and governmental entities worldwide, specializing in pipelines and associated facilities for onshore, coastal and offshore locations. We are also actively involved in asset development, ownership and operations as an extension of our construction and engineering services. We place particular emphasis on projects in countries where we believe our experience gives us a competitive advantage, including several developing countries.

         We trace our roots to the construction business of Williams Brothers Company, founded in 1908. Through successors to that business, we have completed many landmark projects around the world, including the "Big Inch" and "Little Big Inch" War Emergency Pipelines (1942-44), the Mid-America Pipeline (1960), the TransNiger Pipeline (1962-64), the Trans-Ecuadorian Pipeline (1970-72), the northernmost portion of the Trans-Alaskan Pipeline System (1974-76), the All-American Pipeline System (1984-86), Colombia's Alto Magdalena Pipeline System (1989-90), a portion of the Pacific Gas Transmission System expansion (1992-93), and through a joint venture led by a subsidiary of ours, the Chad-Cameroon Pipeline (2000-2003).

         Over the years, we have been employed by more than 400 clients to carry out work in 55 countries. Within the past ten years, we have worked in Africa, Asia, Australia, the Middle East, North America and South America. We have historically had a steady base of operations in Canada, Nigeria, Oman, the United States and Venezuela, which has been enhanced by major projects in Australia, Bolivia, Cameroon, Chad, Ecuador, Egypt, Gabon, Indonesia, Ivory Coast, Kuwait, Mexico and Pakistan.

         We are incorporated in the Republic of Panama and maintain our headquarters at Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama; our telephone number is (+50-7) 213-0947. Administrative services are provided by Willbros USA, Inc., whose administrative headquarters are located at 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, telephone number (713) 403-8000.

                               RECENT DEVELOPMENTS

INVESTIGATION

         In late December 2004, we learned that tax authorities in Bolivia had charged our Bolivian subsidiary with failure to pay certain taxes, filing improper tax returns and the falsification of certain tax documents. James K. Tillery, President of Willbros International, Inc., which we refer to as "WII," and the individual principally responsible at that time for our international operations outside of the United States and Canada, was aware of the circumstances that led to the Bolivian charges. Mr. Tillery resigned on January 6, 2005. Based on our preliminary investigation, we determined that our Bolivian subsidiary had also failed to properly withhold taxes on certain payments made in Bolivia and had failed to file tax returns related to those withholding taxes. We reported this information to the Bolivian government and have filed the corrected tax returns.

         On January 18, 2005, our Audit Committee engaged independent outside legal counsel for the purpose of commencing an independent investigation into the circumstances surrounding the Bolivian tax assessment as well as certain other activities which were previously under the control of Mr. Tillery. The investigations conducted by the Audit Committee and senior management have revealed information indicating that Mr. Tillery and others who directly or indirectly reported to him, engaged in a pattern of activity over a number of years that was and is specifically contrary to established company policies and possibly the laws of several countries, including the United States. In May 2005, we announced that the Audit Committee had substantially completed its independent investigation and that senior management had been briefed on the results of the investigation.

         The results of our investigations have been voluntarily reported to the SEC and the United States Department of Justice, or "DOJ," and the United States Department of Treasury's Office of Foreign Assets Control, or "OFAC." The SEC and the DOJ are both conducting their own investigations of all actions taken by our employees and representatives which may constitute violations of U.S. law. OFAC is conducting an investigation of possible violations of U.S. trade sanctions and the unauthorized export of technology.

RESTATEMENT, LATE FILING AND PURPORTED NOTICE OF DEFAULT

         On February 28, 2005, we announced that, due to the Bolivian tax assessment and the ongoing investigation, we would restate our financial results for the 2002 and 2003 fiscal years and the first three quarters of 2004.

         On March 15, 2005, we announced that we would not file our annual report on Form 10-K for the year ended December 31, 2004 on time. The primary reason we cited for the delay was the ongoing independent investigation by the Audit Committee into facts and circumstances surrounding the activities of Mr. Tillery and the resulting restatement of our financial statements for the years 2002 and 2003 and the first three quarters of 2004. The deadline for filing was extended under SEC rules to March 31, 2005.

         On March 31, 2005, we announced that we would not file our annual report on Form 10-K by the March 31, 2005 extended deadline. Due to the limited timeframe between initiation of our investigation in January 2005 and March 31, 2005, we were unable to meet our objective of analyzing the high volume of data relating to the investigation and translating the financial impact of this information to our financial statements for the years 2002 and 2003, the three quarters ended September 30, 2004 and the year ended December 31, 2004.

         On June 16, 2005, we announced that we had received a letter from a law firm representing Whitebox Advisors, LLC claiming to be the owner of in excess of 25% of the notes, asserting that, as a result of our failure to timely file with the SEC our 2004 annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2005, it was placing us on notice of an event of default under the indenture. We indicated that we do not believe that we have failed to perform our obligation under the indenture because the indenture provision referenced in the letter (Section 6.2(a)) specifically requires that we ensure delivery of copies of our annual and quarterly reports to the trustee within 15 calendar days after they are filed with the SEC and does not require us to file those reports with the SEC within the deadlines set forth in the SEC's rules and regulations.

         On August 19, 2005, we reached an agreement with Whitebox Advisors which is the beneficial owner of $17,595,000, or approximately 25.1% of the notes as of June 10, 2005 and on whose behalf the purported notice of default was sent, pursuant to which we agreed to solicit approval of the holders of the notes to amend the terms of the indenture and to waive any potential defaults which may have occurred prior to the effective time. Whitebox Advisors has agreed to deliver a letter of consent in favor of the proposed amendments and waiver.

CREDIT AGREEMENT AMENDMENT

         On July 19, 2005, we announced that we had entered into a Second Amendment and Waiver effective as of July 19, 2005, which we refer to as the "second amendment," which amends our credit agreement.

         Among other things, the second amendment provides that:

     o The credit agreement will be available immediately for the issuance of letters of credit, and cash borrowings will be available after September 30, 2005 if by that date we have met our obligation to provide the agent for the lenders with audited financial statements for the fiscal year ended December 31, 2004 and unaudited financial statements for the fiscal quarters ended March 31, 2005 and June 30, 2005.

     o The total commitment under the credit agreement is reduced to $100 million.

     o Certain financial covenants are modified to reflect our anticipated operating performance.

     o We will be required to maintain an aggregate cash balance of not less than $15 million in accounts with one or more members of our bank group.

     o Our failure to provide annual audited and quarterly unaudited financial information to the agent is permanently waived if, prior to September 30, 2005, we have delivered such information to the agent.

FINANCIAL UPDATE

         On August 29, 2005, we announced our preliminary financial results for the first six months of 2005. We also announced that we were working with our auditors, KPMG LLP, toward completing our financial review in September 2005 and filing our 2004 Form 10-K and Forms 10-Q for the first two quarters of 2005 but that reaching that goal is dependent in part on our auditors completing their work within that time frame.

                                  RISK FACTORS

         Set forth below are important risks and uncertainties that holders of the notes should consider in connection with this consent solicitation.

IF THE REQUISITE CONSENTS FROM THIS SOLICITATION ARE NOT OBTAINED, THE TRUSTEE AND THE HOLDERS OF OUR NOTES COULD SEEK TO ACCELERATE THE MATURITY DATE OF THE NOTES, WHICH MAY ALSO TRIGGER AN EVENT OF DEFAULT UNDER OUR CREDIT AGREEMENT.

         If the proposed amendments and waiver are not approved by the expiration date, including any extensions thereof, the trustee or the holders of at least 25% of the notes believe they have the right to accelerate the maturity of the notes. We believe that our failure to file periodic reports does not constitute a default under the indenture and that we have other strong defenses that would enable us to successfully challenge the validity of the purported notice of default and any attempt to accelerate the maturity of the notes. However, if the holders of at least 25% of the notes were successful in accelerating the maturity of the notes, we would lack the ability to repay the notes in full out of currently available cash. We cannot assure you that we would be able to refinance the notes, whether through capital markets transactions or otherwise, on commercially reasonable terms, or at all.

         Moreover, if the holders of at least 25% of the notes provide us with a notice of acceleration, the cross default provisions under our credit agreement may be triggered. Although we currently have no loans outstanding under our credit agreement, approximately $55 million in letters of credit were outstanding as of August 31, 2005. If we were to receive a notice of acceleration, the agent for the lenders under our credit agreement could terminate their commitment to make loans and issue new letters of credit and require us to collateralize all of our outstanding letters of credit with cash or a letter of credit from another bank acceptable to the agent.

OUR CONTINUING DELINQUENCY IN THE FILING OF OUR PERIODIC REPORTS COULD ADVERSELY AFFECT HOLDERS EVEN IF THE PROPOSED AMENDMENTS ARE ADOPTED.

          Until we file our delayed SEC reports, there will be limited public information available concerning our results of operations and financial condition. As we previously announced on February 28, 2005, financial statements for the years 2002 and 2003 and the first three quarters of 2004 should not be relied on and are being restated. The absence of more recent financial information may have a number of adverse effects on us and the notes, including an increase in the volatility and a decrease in the market price of the notes.

         In addition, under the second amendment, the credit agreement is currently available for the issuance of letters of credit, and cash borrowings will be available after September 30, 2005 if by that date we have met our obligation to provide the agent with audited financial statements for the fiscal year ended December 31, 2004 and unaudited financial statements for the fiscal quarters ended March 31, 2005 and June 30, 2005. If we are unable to file our delayed SEC reports prior to September 30, 2005 and provide financial statements to the agent by that date, we would once again be in violation of our credit agreement and would need to seek additional waivers or amendments in order to continue to be able to issue letters of credit. If we are unable to comply with these requirements by September 30, 2005, we cannot assure you that we will be successful in negotiating additional waivers or amendments or that the lenders would not require us to collateralize our existing letters of credit.

         In April 2005, we were notified by the New York Stock Exchange that our common stock would begin trading with an "LF" indicator attached to its symbol. The "LF" indicator is used to designate issuers that have failed to file periodic reports in a timely manner with the SEC. The current standards allow the NYSE to continue a listing for up to nine months from the due date of the filing, subject to ongoing monitoring by the NYSE. The NYSE, in its sole discretion, may extend the listing for up to an additional three months, depending on a company's circumstances. Under the rules of the NYSE, we would have a right to request a review of any decision to delist by a committee of the NYSE board of directors. We are in regular discussions with the NYSE staff regarding the status of the restatement and continued listing through the completion of the restatement. However, if we are unable to file our delayed periodic reports prior to December 16, 2005, we could be subject to delisting from the New York Stock

Exchange, and any such delisting could adversely affect the liquidity and market price of our common stock and the notes.

GOVERNMENTAL INVESTIGATIONS INTO OUR ACTIVITIES AND THE ACTIVITIES OF JAMES K. TILLERY, THE FORMER PRESIDENT OF OUR PRINCIPAL INTERNATIONAL SUBSIDIARY, AND OTHER CURRENT AND FORMER EMPLOYEES OF OURS COULD ADVERSELY AFFECT US.

         In late December 2004, we learned that tax authorities in Bolivia had charged our Bolivian subsidiary with failure to pay taxes owed, filing improper tax returns and the falsification of tax documents. As a result, James K. Tillery, then President of WII and the individual principally responsible at that time for our international operations outside of the United States and Canada, was aware of the circumstances that led to the Bolivian charges. Mr. Tillery resigned on January 6, 2005. Based on our preliminary investigation, we determined that our Bolivian subsidiary had also failed to properly withhold taxes on payments made in Bolivia and had failed to file tax returns related to those withholding taxes. We reported this information to the Bolivian government and have filed the corrected tax returns.

         On January 18, 2005, our Audit Committee engaged independent outside legal counsel for the purpose of commencing an investigation into the circumstances surrounding the Bolivian tax assessment as well as other activities which were previously under the control of Mr. Tillery. The independent counsel retained forensic accountants to assist with the investigation.

         The investigations conducted by the Audit Committee and senior management have revealed information indicating that Mr. Tillery and others who directly or indirectly reported to him, engaged in a pattern of activity over a number of years that was and is specifically contrary to our established policies and possibly the laws of several countries, including the United States. A summary description of the activities carried out by Mr. Tillery and others that may have damaged us or that may cause such damage in the future is provided in the risk factor below entitled "The actions of Mr. Tillery and others may have harmed us or may harm us in the future." Our investigations determined the following:

     o Under the direction of Mr. Tillery and others acting under his direction, our Bolivian subsidiary filed incorrect tax returns, failed to file required tax returns and failed to pay taxes owed.

     o Mr. Tillery and/or others acting under his direction may have made or caused to be made by our company payments directly or indirectly to Bolivian government officials in connection with the submission of incorrect tax information.

     o Mr. Tillery and other representatives of ours owned undisclosed interests in enterprises with which we had material relationships and may have usurped corporate opportunities.

     o Mr. Tillery and other employees or consultants of WII or its subsidiaries may have made or caused to be made by our company payments directly or indirectly to government and client officials in connection with the award and retention of work to us in Nigeria, the reduction of Nigerian tax obligations, the facilitation of Nigerian customs clearances and the disposition of Nigerian legal proceedings.

     o Mr. Tillery may have acquiesced in or approved a prior commitment by another to make an improper future payment in Mexico.

     o Mr. Tillery and other employees or consultants of WII or its subsidiaries may have made payments to government officials in connection with attempts to obtain business in Ecuador.

     o Mr. Tillery and other employees or consultants of WII or its subsidiaries may have engaged in discussions or entered into arrangements with competitors of ours regarding bidding strategies for projects outside the United States.

     o Mr. Tillery and other employees of WII or its subsidiaries may have received kickbacks, payments and/or other improper benefits from our consultants, suppliers and/or competitors or may otherwise have benefited personally as a result of the activities described above.

     o Mr. Tillery and other employees or consultants of WII or its subsidiaries may have intentionally mischaracterized our expenditures with the result that our books did not accurately reflect the true nature of such expenditures.

     o Certain of the acts carried out by Mr. Tillery and others acting under his direction with respect to a bid for work in Sudan may constitute facilitation efforts prohibited by U.S. law, a violation of U.S. trade sanctions and the unauthorized export of technical information.

     o The actions of Mr. Tillery and other employees and representatives of ours may constitute violations of the United States Foreign Corrupt Practices Act, or "FCPA," and/or other U.S. and foreign laws.

     o Following Mr. Tillery's resignation, other employees of WII or its subsidiaries may have continued to carry out improper activities previously initiated by Mr. Tillery. Those employees may have made payments by our company directly to certain government officials or to third party consultants with the understanding that such payments would be paid to government officials.

         The results of our investigations have been voluntarily reported to both the SEC and the DOJ. The potentially improper facilitation and export activities have been voluntarily reported to OFAC. The SEC and the DOJ are both conducting their own investigations of all actions taken by our employees and representatives that may have constituted violations of U.S. law. OFAC is conducting an investigation of the reported facilitation and export activities. We intend to cooperate fully with all such investigations. We cannot predict the outcome of the investigations being conducted by the SEC, the DOJ and OFAC, whether they will result in legal proceedings against us, or whether we will be subject to civil or criminal fines or penalties, or other regulatory action that could have a material adverse effect on our business, financial condition and results of operations. If we or one of our subsidiaries is found to have violated the FCPA, that entity could be subject to civil penalties of up to $650,000 per violation and criminal penalties of up to the greater of $2 million per violation or twice the gross pecuniary gain resulting from the improper conduct. If we or one of our subsidiaries is found to have violated U.S. trade sanctions or U.S. export restrictions that entity could be subject to civil penalties of up to $11,000 per violation and criminal penalties of up to $250,000 per violation. In each case, there could be multiple violations. We and our subsidiaries could also be barred from participating in future U.S. government contracts and from participating in certain U.S. export transactions. There may be other penalties that could apply under other U.S. laws or the laws of foreign jurisdictions.

         We have terminated employment relationships and commercial and/or consulting arrangements with multiple entities and individuals by whom, through whom and to whom potentially improper payments may have been made in Bolivia, Nigeria and Ecuador. In at least two instances, claims that such terminations are unjustified and may constitute a breach of contract have been received. There can be no assurance that the severance of long term relationships with influential consultants and other individuals will not adversely impact our ability to retain business we currently have, our ability to collect receivables currently outstanding or our ability to collect receivables from new business, particularly in Nigeria.

         Our investigations have also led us to believe that there is a material weakness or material weaknesses in our internal controls and procedures. As a result of the alleged misconduct which those controls and procedures failed to detect, it has become necessary for us restate our financial statements for the periods 2002, 2003 and the first three quarters of 2004. Although we are in the process of implementing an enhanced system of internal controls and procedures designed to eliminate any recently discovered weakness or weaknesses, there is no assurance that the enhanced controls and procedures will completely eliminate future inaccuracies or violations of law.

         As a result of the investigation of the alleged misconduct of Mr. Tillery and others and our review of contracts, contract receivables and consulting relationships in connection with the restatement of our prior period financial results and the preparation of year-end financial statements for 2004 and the first two quarters of 2005, we may be required to take accounting charges that result in our failing to comply with our financial covenants under our credit agreement in future periods. If this were to occur, we cannot assure you that we would be successful in obtaining waivers from our lenders or that our lenders would continue to issue letters of credit or permit us to borrow under our line of credit.

THE ACTIONS OF MR. TILLERY AND OTHERS MAY HAVE HARMED US OR MAY HARM US IN THE FUTURE.

         Mr. Tillery became the Managing Director of our affiliate in Nigeria in 1995. Evidence that arose from our investigations indicates that Mr. Tillery thereafter acquired interests in, or began exercising some control over, several entities that did business with us and did not disclose such interests and relationships to us. Mr. Tillery authorized and directed numerous transactions between our subsidiaries and entities in which he owned an interest or over which he exercised control. That practice continued until his resignation in January 2005. The amount of direct loss which we may have suffered as a result of our dealings with entities in which Mr. Tillery owned an interest or over which he exercised control, if any, or the degree to which we were otherwise financially disadvantaged as a result such dealings, if any, has not yet been determined. It appears, however, that Mr. Tillery obtained significant personal benefit from such dealings and that such benefit should have been made available to us. In some cases, we may still be acquiring goods or services from entities in which Mr. Tillery has an interest because suitable alternatives have not yet been found or legal constraints prevent the immediate termination of those relationships. However, we have discontinued all payments to all such entities that we believe might constitute a violation of law. During the course of his employment with various subsidiaries of ours, Mr. Tillery submitted numerous certifications disclaiming any related party interests or transactions with us or our subsidiaries. His failure to disclose his interests was a violation of our express written policies and may have caused us to violate rules or laws related to the public disclosure of such information.

         Although no official of our company is authorized to do so, Mr. Tillery used the apparent authority of his positions with our subsidiaries and affiliates to personally make or cause to be made numerous unauthorized payments from our local currency bank accounts and local cash reserves. Some of such payments were significant and were used:

     o to influence various officials and judicial authorities for the purpose of reducing tax obligations,

     o   to dispose of lawsuits and/or influence a variety of legal matters, and

     o to facilitate actions by customs officials in connection with the importation and exportation of materials and equipment.

         Mr. Tillery and other employees of WII or its subsidiaries also caused substantial payments to be made from our funds for the nominal purpose of obtaining consulting or advisory services when the true purpose of at least a portion of the amounts paid was to fund payments to government or client officials for the purpose of obtaining business for our company. Some of these payments appear to have benefited Mr. Tillery's own personal interests as well as those of others who cooperated with him. We are in the process of determining the amount and nature of any such benefit which Mr. Tillery or other employees of WII or its subsidiaries may have obtained, but we have not yet completed our determination. There is a significant probability that such activities constituted violations of U.S. and other laws. See the risk factor above entitled "Governmental investigations into our activities and the activities of James K. Tillery, the former President of our principal international subsidiary, and other current and former employees of ours could adversely affect us."

OUR REPUTATION AND OUR ABILITY TO DO BUSINESS MAY BE IMPAIRED BY THE CORRUPT BEHAVIOR OF MR. TILLERY AND OTHER EMPLOYEES OF WII OR ITS SUBSIDIARIES.

         We are committed to conducting business worldwide in a legal and ethical manner. Many of our clients make compliance with applicable laws and ethical conduct a condition to their business relationships. The actions of Mr. Tillery and other employees of WII or its subsidiaries may cause us to be disqualified from some business opportunities with clients and others who require their business partners to maintain high ethical standards. In addition, certain of the actions already taken by Mr. Tillery and others may continue to impose serious obstacles to implementation of the enhanced compliance controls procedures we are now striving to implement, particularly in

Nigeria. Some individuals who received the improper payments may threaten the personal safety of our employees and may seek to bar us from continuing to win or carrying out business with entities that are subject to their influence. In addition, those individuals may seek to cause such entities to stop or delay payments that are due to us.

SPECIAL RISKS ASSOCIATED WITH DOING BUSINESS IN HIGHLY CORRUPT ENVIRONMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

         Our international business operations include projects in countries where corruption is prevalent. Since the anti-bribery restrictions of the FCPA make it illegal for us to give anything of value to foreign officials in order to obtain or retain any business or other advantage, we may be subject to competitive disadvantages to the extent that our competitors are able to secure business, licenses or other preferential treatment by making payments to government officials and others in positions of influence.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES IN NIGERIA.

         We have observed an increase in demands, notices, assessments, inquiries and inspections from officials in Nigeria. We believe that many such actions are without merit and constitute an abuse of discretion. We have on occasion been forced to initiate legal action against certain official Nigerian entities in order to protect our interests. To the extent this trend continues, our work may be impeded and the cost of our operations in Nigeria may increase.

INVESTORS ARE SEEKING TO RECOVER DAMAGES FROM US BECAUSE OF THE ACTIONS OF MR. TILLERY AND OTHERS.

         Several lawsuits have been brought against us and certain of our current and former officers and directors, asserting violations of federal securities laws. We cannot predict the outcome of these lawsuits. Substantial damages or other monetary remedies assessed against us could have a material adverse effect on our business, results of operations, financial condition and cash flows.

OUR BUSINESS IS HIGHLY DEPENDENT UPON THE LEVEL OF CAPITAL EXPENDITURES BY OIL, GAS AND POWER COMPANIES ON INFRASTRUCTURE.

         Our revenue and cash flow are primarily dependent upon major engineering and construction projects. The availability of these types of projects is dependent upon the condition of the oil, gas and power industries, and, specifically, the level of capital expenditures of oil, gas and power companies on infrastructure. Our failure to obtain major projects, the delay in awards of major projects, the cancellation of major projects or delays in completion of contracts are factors that could result in the under-utilization of our resources, which would have an adverse impact on our revenue and cash flow. There are numerous factors beyond our control that influence the level of capital expenditures of oil, gas and power companies, including:

     o   current and projected oil, gas and power prices;

     o   the demand for electricity;

     o the abilities of oil, gas and power companies to generate, access and deploy capital;

     o   exploration, production and transportation costs;

     o   the discovery rate of new oil and gas reserves;

     o   the sale and expiration dates of oil and gas leases and concessions;

     o regulatory restraints on the rates that power companies may charge their customers;

     o   local and international political and economic conditions;

     o the ability or willingness of host country government entities to fund their budgetary commitments; and

     o   technological advances.

OUR SIGNIFICANT INTERNATIONAL OPERATIONS ARE SUBJECT TO POLITICAL AND ECONOMIC RISKS OF DEVELOPING COUNTRIES.

         We have substantial operations and/or assets in Africa (Nigeria and Offshore West Africa), the Middle East (Oman) and South America (Venezuela). Approximately 60 percent of our contract revenue for 2004 was derived from activities outside of North America, and approximately 55 percent of our long-lived assets as of December 31, 2004 were located outside of North America.

         Each of these locations is significant to our business. A disruption of activities, or loss of use of the equipment or installations, at any of these locations could have a material adverse impact on our financial condition and results of operations. In particular, Nigeria and West Africa have represented and are expected to continue to represent a significant percentage of our assets, backlog and revenue. These areas have experienced periods of extreme political instability in recent years. Accordingly, we are subject to risks which ordinarily would not be expected to exist to the same extent in the United States, Canada, Japan or Western Europe. Some of these risks include:

     o repatriating foreign currency received in excess of local currency requirements and converting it into dollars or other fungible currency;

     o exchange rate fluctuations, which can reduce the purchasing power of local currencies and cause our costs to exceed our budget, reducing our operating margin in the affected country;

     o expropriation of assets, by either a recognized or unrecognized foreign government, which can disrupt our business activities and create delays and corresponding losses;

     o civil uprisings, riots and war, which can make it impractical to continue operations, adversely affect both budgets and schedules and expose us to losses;

     o availability of suitable personnel and equipment, which can be affected by government policy, or changes in policy, which limit the importation of skilled craftsmen or specialized equipment in areas where local resources are insufficient;

     o government instability, which can cause investment in capital projects by our potential customers to be withdrawn or delayed, reducing or eliminating the viability of some markets for our services;

     o decrees, laws, regulations, interpretations and court decisions under legal systems, which are not always fully developed and which may be retroactively applied and cause us to incur unanticipated and/or unrecoverable costs as well as delays which may result in real or opportunity costs; and

     o terrorist attacks such as those which occurred on September 11, 2001, which could impact insurance rates, insurance coverages and the level of economic activity, and produce instability in financial markets. The terrorist attacks on September 11, 2001, and the changes in the insurance markets attributable to the terrorist attacks, have resulted in increased insurance premiums.

         Our operations in developing countries may be adversely affected in the event any governmental agencies in these countries interpret laws, regulations or court decisions in a manner which might be considered inconsistent or inequitable in the United States, Canada, Japan or Western Europe. We may be subject to unanticipated taxes, including income taxes, excise duties, import taxes, export taxes, sales taxes or other governmental assessments which could have a material adverse effect on our results of operations for any quarter or year.

         These risks may result in a loss of business which could have a material adverse effect on our results of operations.

WE MAY BE ADVERSELY AFFECTED BY A CONCENTRATION OF BUSINESS IN A PARTICULAR COUNTRY.

         Due to a limited number of major projects worldwide, we currently have, and expect that we will continue to have, a substantial portion of our resources dedicated to projects located in a few countries. Therefore, our results of operations are susceptible to adverse events beyond our control which may occur in a particular country in which our business may be concentrated at that time. Economic downturns in such countries could also adversely impact our operations. At December 31, 2004, our property, plant, equipment and spare parts were located in Nigeria, the United States, Canada, Offshore West Africa, South America and the Middle East and 84 percent of our backlog was located in Nigeria and Offshore West Africa. Our operations and assets are subject to various risks inherent in conducting business in these countries and regions.

OUR BUSINESS IS DEPENDENT ON A LIMITED NUMBER OF KEY CLIENTS.

         We operate primarily in the oil, gas and power industries, providing construction, engineering and facilities development and operations to a limited number of clients. Much of our success depends on developing and maintaining relationships with our major clients and obtaining a share of contracts from these clients. The loss of any of our major clients could have a material adverse effect on our operations. Our 10 largest clients were responsible for 64 percent of our revenue in 2004 and 75 percent of our revenue in 2003 and in 2002. Our two largest customers accounted for 21 percent and 11 percent, respectively, of our total revenue in 2004.

OUR DEPENDENCE UPON FIXED-PRICE CONTRACTS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         A substantial portion of our projects are currently performed on a fixed-price basis. Under a fixed-price contract, we agree on the price that we will receive for the entire project, based upon a defined scope, which includes specific assumptions and project criteria. If our estimates of our own costs to complete the project are below the actual costs that we may incur, our margins will decrease, and we may incur a loss. The revenue, cost and gross profit realized on a fixed-price contract will often vary from the estimated amounts because of unforeseen conditions or changes in job conditions and variations in labor and equipment productivity over the term of the contract. If we are unsuccessful in mitigating these risks, we may realize gross profits that are different from those originally estimated and incur reduced profitability or losses on projects. Depending on the size of a project, these variations from estimated contract performance could have a significant effect on our operating results for any quarter or year. In general, turnkey contracts to be performed on a fixed-price basis involve an increased risk of significant variations. This is a result of the long-term nature of these contracts and the inherent difficulties in estimating costs and of the interrelationship of the integrated services to be provided under these contracts whereby unanticipated costs or delays in performing part of the contract can have compounding effects by increasing costs of performing other parts of the contract.

PERCENTAGE-OF-COMPLETION METHOD OF ACCOUNTING FOR CONTRACT REVENUE MAY RESULT IN MATERIAL ADJUSTMENTS THAT WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         We recognize contract revenue using the percentage-of-completion method. Under this method, estimated contract revenue is accrued based generally on the percentage that costs to date bear to total estimated costs, taking into consideration physical completion. Estimated contract losses are recognized in full when determined. Accordingly, contract revenue and total cost estimates are reviewed and revised periodically as the work progresses and as change orders are approved, and adjustments based upon the percentage-of-completion are reflected in contract revenue in the period when these estimates are revised. These estimates are based on management's reasonable assumptions and our historical experience, and are only estimates. Variation of actual results from these assumptions or our historical experience could be material. To the extent that these adjustments result in an increase, a reduction or an elimination of previously reported contract revenue, we would recognize a credit or a charge against current earnings, which could be material.

TERRORIST ATTACKS AND WAR OR RISK OF WAR MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, OUR ABILITY TO RAISE CAPITAL OR SECURE INSURANCE OR OUR FUTURE GROWTH.

         The continued threat of terrorism and the impact of military and other action, including U.S. military operations in Iraq, will likely lead to continued volatility in prices for crude oil and natural gas and could affect the markets for our operations. In addition, future acts of terrorism could be directed against companies operating both outside and inside the United States. Further, the U.S. government has issued public warnings that indicate that pipelines and other energy assets might be specific targets of terrorist organizations. These developments have subjected our operations to increased risks and, depending on their ultimate magnitude, could have a material adverse effect on our business.

OUR OPERATIONS ARE SUBJECT TO A NUMBER OF OPERATIONAL RISKS.

         Our business operations include pipeline construction, dredging, fabrication pipeline rehabilitation services, marine support services and the operation of vessels and heavy equipment. These operations involve a high degree of operational risk. Natural disasters, adverse weather conditions, collisions and operator or navigational error could cause personal injury or loss of life, severe damage to and destruction of property, equipment and the environment and suspension of operations. In locations where we perform work with equipment that is owned by others, our continued use of the equipment can be subject to unexpected or arbitrary interruption or termination. The occurrence of any of these events could result in work stoppage, loss of revenue, casualty loss, increased costs and significant liability to third-parties.

         The insurance protection we maintain may not be sufficient or effective under all circumstances or against all hazards to which we may be subject. An enforceable claim for which we are not fully insured could have a material adverse effect on our financial condition and results of operations. Moreover, we may not be able to maintain adequate insurance in the future at rates that we consider reasonable.

WE MAY BECOME LIABLE FOR THE OBLIGATIONS OF OUR JOINT VENTURERS AND OUR SUBCONTRACTORS.

         Some of our projects are performed through joint ventures with other parties. In addition to the usual liability of contractors for the completion of contracts and the warranty of our work, where work is performed through a joint venture, we also have potential liability for the work performed by our joint venturers. In these projects, even if we satisfactorily complete our project responsibilities within budget, we may incur additional unforeseen costs due to the failure of our joint venturers to perform or complete work in accordance with contract specifications.

         We act as prime contractor on a majority of the construction projects we undertake. In our capacity as prime contractor and when acting as a subcontractor, we perform most of the work on our projects with our own resources and typically subcontract only such specialized activities as hazardous waste removal, nondestructive inspection, tank erection, catering and security. In the construction industry, the prime contractor is normally responsible for the performance of the entire contract, including subcontract work. Thus, when acting as a prime contractor, we are subject to the risk associated with the failure of one or more subcontractors to perform as anticipated.

GOVERNMENTAL REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

         Many aspects of our operations are subject to governmental regulations in the countries in which we operate, including those relating to currency conversion and repatriation, taxation of our earnings and earnings of our personnel, and our use of local employees and suppliers. In addition, we depend on the demand for our services from the oil, gas and power industries, and, therefore, our business is affected by changing taxes, price controls and laws and regulations relating to the oil, gas and power industries generally. The adoption of laws and regulations by the countries or the states in which we operate for the purpose of curtailing exploration and development drilling for oil and gas or the development of power generation facilities for economic and other policy reasons, could adversely affect our operations by limiting demand for our services.

         Our operations are also subject to the risk of changes in foreign and domestic laws and policies which may impose restrictions on our business, including trade restrictions, which could have a material adverse effect on our operations. Other types of governmental regulation which could, if enacted or implemented, adversely affect our operations include:

     o   expropriation or nationalization decrees;

     o   confiscatory tax systems;

     o primary or secondary boycotts directed at specific countries or companies;

     o   embargoes;

     o   extensive import restrictions or other trade barriers;

     o   mandatory sourcing rules;

     o   oil, gas or power price regulation; and

     o   unrealistically high labor rate and fuel price regulation.

         Our future operations and earnings may be adversely affected by new legislation, new regulations or changes in, or new interpretations of, existing regulations, and the impact of these changes could be material.

OUR OPERATIONS EXPOSE US TO POTENTIAL ENVIRONMENTAL LIABILITIES.

         Our United States operations are subject to numerous environmental protection laws and regulations which are complex and stringent. We regularly perform work in and around sensitive environmental areas such as rivers, lakes and wetlands. Significant fines and penalties may be imposed for non-compliance with environmental laws and regulations, and some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage, without regard to negligence or fault on the part of such person. In addition to potential liabilities that may be incurred in satisfying these requirements, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. These laws and regulations may expose us to liability arising out of the conduct of operations or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time these acts were performed.

         We own and operate several properties in the United States that have been used for a number of years for the storage and maintenance of equipment and upon which hydrocarbons or other wastes may have been disposed or released. Any release of substances by us or by third-parties who previously operated on these properties may be subject to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Compensation and Recovery Act ("RCRA"), and analogous state laws. CERCLA imposes joint and several liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of hazardous substances into the environment, while RCRA governs the generation, storage, transfer, and disposal of hazardous wastes. Under such laws, we could be required to remove or remediate previously disposed wastes and clean up contaminated property.

         Our operations outside of the United States are potentially subject to similar governmental controls and restrictions relating to the environment.

OUR INDUSTRY IS HIGHLY COMPETITIVE, WHICH COULD IMPEDE OUR GROWTH.

         We operate in a highly competitive environment. A substantial number of the major projects that we pursue are awarded based on bid proposals. We compete for these projects against government-owned or supported companies and other companies that have substantially greater financial and other resources than we do. In some markets, there is competition from national and regional firms against which we may not be able to compete on price. Our growth may be impacted to the extent that we are unable to successfully bid against these companies.

OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED IF OUR NON-U.S. OPERATIONS BECAME TAXABLE IN THE UNITED STATES.

         If any income earned, currently or historically, by Willbros Group, Inc. or its non-U.S. subsidiaries from operations outside the United States constituted income effectively connected to a United States trade or business, and as a result became taxable in the United States, our consolidated operating results could be materially and adversely affected.

WE ARE DEPENDENT UPON THE SERVICES OF OUR EXECUTIVE MANAGEMENT.

         Our success depends heavily on the continued services of our executive management. Our management team is the nexus of our operational experience and customer relationships. Our ability to manage business risk and satisfy the expectations of our clients, stockholders and other stakeholders is dependent upon the collective experience and relationships of our management team. In addition, we do not maintain key man life insurance for these individuals. The loss or interruption of services provided by one or more of our senior officers could adversely affect our results of operations.

WE ARE SUBJECT TO A NEW ACCOUNTING RULE THAT MAY RESULT IN LOWER EARNINGS PER SHARE, ON A DILUTED BASIS.

         In September 2004, the Emerging Issues Task Force ("EITF") of the FASB reached a consensus on EITF Issue No. 04-8, "The Effect of Contingently Convertible Debt on Convertible Diluted Earnings Per Share," that requires the shares of common stock issuable upon conversion of the notes to be included in our diluted earnings per share calculation (if dilutive), retroactive to the date of issuance by applying the "if converted" method under SFAS 128, "Earnings Per Share." In October 2004, FASB ratified the EITF's consensus. Since we reported a net loss for the four quarters and the year ended December 31, 2004, application of the "if converted" method under SFAS 128 would have been anti-dilutive and would not have required us to include the approximately 3.6 million shares of our common stock issuable as of December 31, 2004, upon conversion as additional shares in our diluted earnings per share computation. In the future, our diluted earnings per share will be reduced in any period in which conversion of the notes would not be anti-dilutive, regardless of whether the thresholds allowing conversion have been met.

OUR STOCKHOLDER RIGHTS PLAN, ARTICLES OF INCORPORATION AND BY-LAWS MAY INHIBIT A TAKEOVER, WHICH MAY ADVERSELY AFFECT THE PERFORMANCE OF OUR STOCK.

         Our Stockholder Rights Plan and provisions of our Articles of Incorporation and By-Laws may discourage unsolicited takeover proposals or make it more difficult for a third-party to acquire us, which may adversely affect the price that investors might be willing to pay for our common stock. For example, our Articles of Incorporation and By-Laws:

     o provide for restrictions on the transfer of any shares of common stock to prevent us from becoming a "controlled foreign corporation" under United States tax law;

     o provide for a classified board of directors, which allows only one-third of our directors to be elected each year;

     o   restrict the ability of stockholders to take action by written consent;

     o establish advance notice requirements for nominations for election to our board of directors; and

     o authorize our board of directors to designate the terms of and issue new series of preferred stock.

         The Stockholder Rights Plan gives holders of our common stock the right to purchase additional shares of our capital stock if a potential acquirer purchases or announces a tender or exchange offer to purchase 15 percent or more of our outstanding common stock. The rights issued under the Stockholder Rights Plan would cause substantial dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors.

IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS WHICH ARE PREDICATED ON THE FEDERAL SECURITIES LAWS OF THE UNITED STATES AGAINST US.

We are a corporation organized under the laws of the Republic of Panama.
Accordingly:

     o because a substantial amount of our assets are located outside the United States, any judgment obtained against us in the United States may not be fully collectible in the United States; and

     o we have been advised that courts in the Republic of Panama will not enforce liabilities in original actions predicated solely on the United States federal securities laws.

         These factors mean that it may be more costly and difficult for you to recover fully any alleged damages that you may suffer for any violation of federal securities laws by us or our management than it would otherwise be in the case of a United States corporation.

                       THE PROPOSED AMENDMENTS AND WAIVER

         The indenture provides that we and the trustee may enter into a supplemental indenture amending provisions of the indenture with the written consent of the holders of at least a majority of the principal amount of the notes at the time outstanding. Consequently, we are soliciting consents from holders of the notes to approve the proposed amendments and waiver.

PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENTS

         On June 16, 2005, we announced that we had received a letter from a law firm representing Whitebox Advisors claiming to be the owner of in excess of 25% of the notes, asserting that, as a result of our failure to timely file with the SEC our 2004 annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2005, it was placing us on notice of an event of default under the indenture. In a written response to the law firm, we indicated that we do not believe that we have failed to perform our obligation under the indenture because the indenture provision referenced in the letter (Section 6.2(a)) specifically requires that we ensure delivery of copies of our annual and quarterly reports to the trustee within 15 calendar days after they are filed with the SEC and does not require us to file those reports with the SEC within the deadlines set forth in the SEC's rules and regulations.

         However, if in fact a court were to determine that there was a default, and that the deficiency had not been cured or waived within the 60-day cure period provided in the indenture, the trustee or holders of 25% of the outstanding principal amount of the notes would have the right to accelerate the maturity of the notes, and the acceleration of the maturity of the notes would also create a cross default under our credit agreement. Moreover, on June 22, 2005, the trustee for the notes issued a notice to the holders indicating that, in its view, our failure to provide the trustee with copies of our periodic reports within 15 days of their due date with the SEC violated the Section 6.2(a) indenture covenant, although the trustee stated in that notice that it believed it was not in the best interest of the holders for the trustee to take remedial action at that time.

         Although we continue to disagree with the position of Whitebox Advisors and the trustee regarding the existence of a covenant breach, we elected to negotiate a waiver and indenture amendment, and on August 19, 2005, we reached an agreement with Whitebox Advisors, which is the beneficial owner of $17,595,000, or approximately 25.1% of the notes as of June 10, 2005 and on whose behalf the purported notice of default was sent. Under the agreement, we agreed to solicit approval of the proposed amendments and waiver and Whitebox Advisors agreed to retain beneficial ownership in all of the notes in which it holds a beneficial interest as of August 19, 2005 until after the record date and to cause all of the notes in which it holds a beneficial ownership interest as of the record date to be voted in favor of the proposed amendments and waiver. Our agreement with Whitebox Advisors provides that, until the later to occur of (i) the execution of a supplemental indenture or (ii) the expiration of this consent solicitation, including any extensions of the period during which holders may vote in favor of the proposed amendments and waiver, without the requisite vote being obtained (the "standstill termination date"), neither Whitebox Advisors nor any affiliate of Whitebox Advisors or fund managed by Whitebox Advisors will send a notice of acceleration or take any other remedial action with respect to the indenture or the notes. Prior to the standstill termination date, we will take no action to restrain Whitebox Advisors from delivering to us and the trustee a notice of acceleration or from taking any other remedial action with respect to the indenture or the notes. In the event that prior to the receipt of the requisite consents, we file our 2004 annual report on Form 10-K and our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, we have agreed that we will not withdraw this solicitation or otherwise impede the successful completion of the solicitation process.

THE PROPOSED AMENDMENTS

CERTAIN DEFINITIONS: The following defined terms would be added to the indenture:

         "CASH TAKE-OVER TRANSACTION" has the meaning provided in Section
5.1(e).

         "COUPON MAKE-WHOLE PAYMENT" means a payment equal to the present value (which the Company shall cause to be calculated and provided to the Trustee) of the lesser of (i) two years of scheduled payments of interest on the Notes from the date of the Cash Take-Over Transaction or (ii) all scheduled payments of interest on the Notes which are payable for the period from the date of the Cash Take-Over Transaction through March 15, 2013, which present value will be computed using a discount rate equal to the Treasury Rate, as of the date of such Cash Take-Over Transaction.

         "SOLICITATION DOCUMENTS" means the Consent Solicitation Statement dated as of September 8, 2005 and the related Letter of Consent, each as may be amended and supplemented from time to time.

         "TREASURY RATE" means the yield to maturity, as of the date of the applicable Cash Take-Over Transaction, of United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) that has become publicly available prior to the date of such Cash Take-Over Transaction (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) with a constant maturity most nearly equal to the shorter of (i) the two year period beginning on the date of the Cash Take-Over Transaction or (ii) the period from the date of the Cash Take-Over Transaction to March 15, 2013; provided, that if the period from the date of the Cash Take-Over Transaction to March 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

TEXT OF THE AMENDMENTS TO THE INDENTURE: Below is the text of the relevant provisions from the indenture governing the notes, substantially as they currently exist, along with the form of proposed amendments to the provisions marked to show changes from the current provision of the indenture. Text that is added to the indenture by the proposed amendments is underlined. We reserve the right to change the actual language of the proposed amendments, provided that such change does not materially alter the purpose or substance of the proposed amendments as described in this consent solicitation statement.

Section 3.1.      The Company's Right to Redeem; Notice to Trustee.

         Subject to the terms and conditions of this ARTICLE III, the Company may, at its option, redeem for cash at any time:

         (i) all or a portion of the Notes, beginning on March 15, 2013, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, Additional Amounts and Additional Interest, if any, to, but not including, the Redemption Date; and

Section 5.1.      Fundamental Change Put; COUPON MAKE-WHOLE PAYMENT.

                  (a) In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company (the "FUNDAMENTAL CHANGE PURCHASE DATE") that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 1.1(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest, Additional Amounts and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE Price"). In the event that a Fundamental Change Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest, Additional Amounts and Additional Interest, if any, to the Holder of the repurchased Note and not the Holder on the Regular Record Date.

                  (b) No later than 20 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                  (i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

                  (ii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

                  (iii) the Fundamental Change Purchase Date;

                  (iv) the Fundamental Change Purchase Price;

                  (v) the name and address of the Paying Agent and Conversion Agent;

                  (vi) the Conversion Rate and any adjustments thereto;

                  (vii) that the Notes as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to
         Article XII of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that the Notes must be surrendered to the Paying Agent to collect payment;

                  (ix) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in Section 5.1(b)(viii);

                  (x) the procedures the Holder must follow to exercise rights under this Section 5.1 and a brief description of such rights;

                  (xi) the conversion rights of the Notes, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

                  (xii) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

                  (xiii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, Additional Amounts and Additional Interest, if any, on Notes surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

                  (xiv) the CUSIP number(s) of the Notes.

         At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 1.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

         If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

         Simultaneously with delivering the written notice pursuant to this
Section 1.1(b), the Company shall make a Public Notice containing all information specified in such written notice.

                  (c) A Holder may exercise its rights specified in clause (a) of this Section 5.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Notes entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to the Paying Agent at any time on or before the 20th Business Day after the date of the Company's notice of the Fundamental Change (subject to extension to comply with applicable law).

         The Fundamental Change Purchase Notice delivered by a Holder shall state (i) the Fundamental Change Purchase Date, (ii) if certificated Securities, the serial number or numbers of the Note or Notes which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iv) that such Note shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

         Delivery of a Note (together with all necessary endorsements) to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.1 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 5.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

                  (d) Not more than 30 days after the occurrence of a Fundamental Change, the Company shall use its best efforts to either (i) obtain the consents under all existing indebtedness required to permit the repurchase of the Notes pursuant to any Fundamental Change Purchase Notice or (ii) repay in full all existing indebtedness and terminate all commitments under all existing indebtedness, in each case the terms of which would prohibit the purchase of the Notes pursuant to any Fundamental Change Purchase Notice.

                  (e) IN CONNECTION WITH A FUNDAMENTAL CHANGE REFERRED TO IN CLAUSE (III) OF THE DEFINITION OF FUNDAMENTAL CHANGE WHICH OCCURS PRIOR TO MARCH 15, 2013 AND PURSUANT TO WHICH 10% OR MORE OF THE FAIR MARKET VALUE FOR THE CONSIDERATION FOR THE VOTING STOCK (EXCLUDING CASH PAYMENTS FOR FRACTIONAL SHARES AND CASH PAYMENTS MADE IN RESPECT OF DISSENTERS' APPRAISAL RIGHTS) IN THE TRANSACTION OR TRANSACTIONS OTHERWISE CONSTITUTING THE FUNDAMENTAL CHANGE CONSISTS OF CASH (A "CASH TAKE-OVER TRANSACTION"), THE COMPANY WILL MAKE, NO LATER THAN 45 DAYS AFTER THE DATE OF NOTICE OF THE OCCURRENCE OF SUCH CASH TAKE-OVER TRANSACTION, A COUPON MAKE-WHOLE PAYMENT IN CASH, COMMON STOCK (BASED ON A PRICE FOR THE COMMON STOCK WHICH IS EQUAL TO THE AVERAGE OF THE CLOSING PRICES OF THE COMMON STOCK FOR THE FIVE CONSECUTIVE TRADING DAYS PRIOR TO BUT NOT INCLUDING THE DATE ON WHICH THE CASH TAKE-OVER TRANSACTION BECOMES EFFECTIVE), OR A COMBINATION THEREOF AT THE COMPANY'S OPTION. THE COMPANY'S NOTICE OF THE OCCURRENCE OF A CASH TAKE-OVER TRANSACTION SHALL SPECIFY WHETHER THE COUPON MAKE-WHOLE PAYMENT SHALL CONSIST SOLELY OF CASH OR COMMON STOCK OR A COMBINATION THEREOF, AND WILL SPECIFY THE RELATIVE PERCENTAGES OF EACH IF A COMBINATION IS CHOSEN.

         NOT MORE THAN 30 DAYS AFTER THE OCCURRENCE OF A CASH TAKE-OVER TRANSACTION, IN THE EVENT A COUPON MAKE-WHOLE PAYMENT IS MADE IN CASH, EITHER IN WHOLE OR IN PART, THE COMPANY SHALL USE ITS BEST EFFORTS TO EITHER (i) OBTAIN THE CONSENTS UNDER ALL EXISTING INDEBTEDNESS REQUIRED TO PERMIT THE COMPANY TO MAKE A COUPON MAKE-WHOLE PAYMENT IN CASH PURSUANT TO THIS SECTION 5.1(E), OR
(II) REPAY IN FULL ALL EXISTING

INDEBTEDNESS AND TERMINATE ALL COMMITMENTS UNDER ALL EXISTING INDEBTEDNESS, IN EACH CASE THE TERMS OF WHICH WOULD PROHIBIT THE COMPANY FROM MAKING A COUPON MAKE-WHOLE PAYMENT IN CASH.

         IN THE EVENT THE COUPON MAKE-WHOLE PAYMENT IS MADE IN COMMON STOCK, EITHER IN WHOLE OR IN PART, THE COMPANY WILL COMPLY WITH ALL UNITED STATES FEDERAL AND STATE SECURITIES LAWS SO AS TO PERMIT THE COMPANY TO MAKE A COUPON MAKE-WHOLE PAYMENT IN COMMON STOCK PURSUANT TO THIS SECTION 5.1(e).

Section 6.2.      SEC and Other Reports to the Trustee.

         (a) The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). SOLELY WITH RESPECT TO THE PERIOD BEGINNING ON THE EFFECTIVE DATE AND ENDING ON THE NINE-MONTH ANNIVERSARY OF THE EFFECTIVE DATE, THE COMPANY SHALL BE DEEMED TO HAVE COMPLIED WITH THIS
SECTION 6.2(a) AS LONG AS IT DELIVERS TO THE TRUSTEE THE ANNUAL AND QUARTERLY REPORTS, INFORMATION, DOCUMENTS AND OTHER REPORTS REFERRED TO IN THIS SECTION
6.2 WITHIN 15 DAYS AFTER THEY ARE FILED WITH THE SEC AND NOTWITHSTANDING ANY NEW OR CONTINUING FAILURE ON THE PART OF THE COMPANY TO FILE ANY SUCH REPORTS, INFORMATION OR DOCUMENTS WITH THE SEC ON OR BEFORE THEIR RESPECTIVE DUE DATES AS SET FORTH IN THE RULES AND REGULATIONS OF THE SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

THE PROPOSED WAIVER

         Section 8.4 of the indenture provides that holders of a majority in aggregate principal amount of the notes then outstanding may waive any past default and its consequences on behalf of holders of all the notes (except with respect to certain specified defaults). The letter of consent includes a waiver of any potential defaults which may have occurred under the indenture before the effectiveness of the proposed amendments relating to any failure to comply with
Section 6.2(a) or any other provision of the indenture as a result of our failure to provide the trustee with copies of our periodic reports within 15 days of their due date with the SEC. Each holder that executes a letter of consent will be deemed to have waived all defaults with respect to any potential breaches of the indenture in accordance with Section 8.4 and any defaults that may have occurred with respect to these sections before the effectiveness of the proposed amendments will be deemed to have been cured for all purposes. Each holder of notes that executes a letter of consent will also be deemed to have consented to rescind the purported default notice delivered to us on June 10, 2005.

                            THE CONSENT SOLICITATION

GENERAL

         We must receive the requisite consents in order for the proposed amendments and waiver to be effective. The proposed amendments and waiver will be effective promptly following receipt by us of valid and unrevoked consents from holders representing a majority of the outstanding aggregate principal amount of notes (which may occur prior to the expiration date if the requisite consents are received before then), and the execution of the supplemental indenture implementing the proposed amendments.

         As of the record date, there were $70.0 million aggregate principal amount of notes issued and outstanding. For purposes of determining whether the requisite principal amount of the notes has given consent, any notes owned by us, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded. As of the record date, neither we nor any person directly or indirectly controlled by or under direct or indirect common control with us nor, to our knowledge, any person directly or indirectly controlling us, held any notes.

         If the requisite consents are received, we and the trustee may execute the supplemental indenture at any time, and in compliance with the conditions contained in the indenture, and the proposed amendments and waiver with respect to the indenture will become effective.

         The delivery of a consent will not affect a holder's right to sell or transfer any notes, and a sale or transfer of any notes after the record date will not have the effect of revoking any consent properly given by the holder of such notes. Therefore, each properly executed and delivered consent will be counted notwithstanding any sale or subsequent transfer of any notes to which such consent relates, unless the applicable holder has complied with the procedure for revoking a consent, as described herein and in the letter of consent. Failure to deliver a letter of consent will have the same effect as if a holder had chosen not to give its consent to the proposed amendments and waiver.

RECORD DATE

         The record date for the determination of holders entitled to give consents pursuant to the solicitation is 5:00 p.m., New York City time, on September 6, 2005. This consent solicitation statement and the letter of consent, which we refer to collectively as "solicitation materials," are being sent to all holders of record on the record date. Such date has been fixed as the date for the determination of holders entitled to deliver a consent. We reserve the right to establish, from time to time, but in all cases prior to receipt of the requisite consents, any new date as such record date with respect to the notes and, thereupon, any such new date will be deemed to be the record date for purposes of the solicitation for the notes.

HOW TO CONSENT

         Holders who wish to consent to the proposed amendments and waiver should deliver one or more properly completed letters of consent signed by or on behalf of such holder by registered mail, hand delivery, overnight courier or by facsimile or electronic transmission to the Tabulation Agent at its address or facsimile number set forth on the back cover of the consent solicitation statement in accordance with the instructions contained in the solicitation materials. We shall have the absolute right in our sole discretion to determine whether any purported consent satisfies the requirements of the solicitation and the indenture, and any such determination shall be final and binding on the holder who delivered such consent or purported consent.

         The letter of consent must be executed in exactly the same manner as the name of the holder appears on the notes.

         Consents will be accepted from holders and any other person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to deliver a consent with respect to any notes on behalf of such holder. For purposes of the solicitation, DTC has authorized the direct participants in DTC set forth in the position listing of DTC as of the record date to execute the letter of consent as if they were holders of the notes held of record in the name of DTC or its nominee. Accordingly, consents will be accepted from DTC participants. ANY BENEFICIAL OWNER WHOSE NOTES ARE HELD THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE (INDIVIDUALLY, A "CUSTODIAN" AND COLLECTIVELY, "CUSTODIANS"), AND WHO WISHES TO CONSENT SHOULD CONTACT THEIR CUSTODIAN OF THE NOTES PROMPTLY AND INSTRUCT SUCH CUSTODIAN TO CONSENT ON ITS BEHALF. An authorized DTC participant must execute the letter of consent exactly as its name appears on DTC's position listing as of the record date.

         Each letter of consent that is properly completed, signed, delivered to and received by the Information Agent prior to the expiration date (and accepted by us as such), and not validly revoked prior to the effective time, will be given effect in accordance with the specifications thereof. A letter of consent should not be delivered to us, the trustee or the Solicitation Agent. However, we reserve the right to accept any consent received by us, the trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a consent. Under no circumstances should any person tender or deliver notes to us, the trustee, the Solicitation Agent, the Tabulation Agent or the Information Agent.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all consents not validly given or any consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a consent or modify the conditions to the solicitation. Unless waived, any defects or irregularities in connection with deliveries of consents must be cured within such time as we shall determine. None of us, the trustee, the Solicitation Agent, the Tabulation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of consents, nor shall any of them incur any liability for failure to give such notification.

         If the notes to which a consent relates are held by two or more joint holders, each such holder must sign the letter of consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person's authority so to act. If notes are held in different names, a separate letter of consent must be executed covering each name.

         If a consent relates to fewer than all notes held of record as of the record date by the holder providing such consent, such holder must indicate on the letter of consent the aggregate dollar amount (in integral multiples of $1,000) of such notes to which the consent relates. Unless otherwise indicated, the consent will be deemed to relate to all notes held by such holder.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

         The term "expiration date" means 5:00 p.m., New York City time, on September 21, 2005, unless we, in our sole discretion, extend the period during which the solicitation is open, in which case the term "expiration date" means the latest time and date to which the solicitation is extended. We may extend the solicitation from time to time. In order to extend the solicitation, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcements may state that we are extending the solicitation for a specified period of time. Failure of any holder or beneficial owner of notes to be so notified will not affect the extension of the solicitation.

         Notwithstanding anything to the contrary set forth in this consent solicitation statement, we reserve the right at any time prior to execution of the supplemental indenture to:

     o   terminate the solicitation for any reason,

     o extend the solicitation from time to time if any condition to the execution of the supplemental indenture has not been met or waived, or

     o   amend the terms of the solicitation.

If we take any of these actions, we will make a public announcement thereof.

         If the solicitation is amended or modified in any material manner, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the solicitation for no less than one day, such period to be set at our discretion subject to applicable law.

         Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the indenture.

REVOCATION OF CONSENT

         Until the effective time, holders may revoke consents delivered prior to such effective time. Any notice of revocation received after the effective time will not be effective. Unless properly revoked, a consent by a holder of notes shall bind the holder and every subsequent holder of such notes or portion of such notes that evidences the same debt as the consenting holder's notes, even if a notation of the consent is not made on any such notes.

         Subject to the immediately preceding paragraph, any holder of the notes as to which a consent has been given prior to the effective time may revoke such consent as to such notes or any portion of such notes (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior letter of consent to the Tabulation Agent at any time prior to the effective time. With respect to a consent delivered prior to the effective time, any notice of revocation received by the Tabulation Agent after such effective time will not be effective.

         To be effective, a notice of revocation must be in writing signed by the holder, must contain the name of the holder and the principal amount and the issue of notes to which it relates, must be received by the Tabulation Agent before the effective time and must be signed in the same manner as the original letter of consent. All revocations of consent should be addressed to the Tabulation Agent at the address set forth on the back cover of this consent solicitation statement.

         We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Tabulation Agent, the Information Agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

SOLICITATION AGENT

         We have retained Bear, Stearns & Co. Inc. to serve as our Solicitation Agent with respect to the solicitation. The Solicitation Agent will solicit consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. We have agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under securities laws, in connection with the solicitation. At any time, the Solicitation Agent may trade the notes for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the notes. The Solicitation Agent has provided in the past, and is currently providing, other investment banking, commercial banking and/or financial advisory services to us. In addition, the Solicitation Agent acted as an initial purchaser of the notes.

         Questions with respect to the terms of the solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth on the back cover of this consent solicitation statement.

INFORMATION AND TABULATION AGENT

         We have retained D.F. King & Co., Inc. to serve as our Information Agent and Tabulation Agent in connection with the solicitation. For the services of the Information Agent and Tabulation Agent, we have agreed to pay reasonable and customary fees and to reimburse the Information Agent and Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

         We have not authorized any person (including the Solicitation Agent, the Information Agent and the Tabulation Agent) to give any information or make any representations in connection with the solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the trustee, the Information Agent, the Tabulation Agent, the Solicitation Agent or any other person.

         Requests for assistance in filling out and delivering the letter of consent or requests for additional copies of this consent solicitation statement or the letter of consent and other related documents should be directed to the Information Agent at its address and telephone number set forth on the back cover of this consent solicitation statement.

FEES AND EXPENSES

         We will bear the costs of the solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent's counsel, the Tabulation Agent and the Information Agent. We will pay the trustee under the indenture reasonable and customary compensation for its services in connection with the solicitation, plus reimbursement for expenses.

         Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the solicitation and the execution of the proposed amendments and waiver, other than expenses incurred by holders or beneficial owners of notes.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material U.S. federal income tax considerations of the proposed amendments. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service, or "IRS," and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to persons who hold their notes as capital assets for U.S. federal income tax purposes (within the meaning of Section 1221 of the Code). This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders that may be subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, dealers in securities and traders in securities that elect to use the mark to market method of accounting), to persons subject to the alternative minimum tax, to persons that are or hold the notes through a pass-through entity, to persons that hold the notes as part of a straddle, hedge or synthetic security transaction for U.S. federal income tax purposes or to U.S. holders that have a functional currency other than the U.S. dollar. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below. Holders of the notes must consult their own tax advisors as to the U.S. federal income tax consequences of the proposed amendments and waiver, as well as the effects of state, local and non-U.S. tax laws.

THE PROPOSED AMENDMENTS

         The proposed amendments include (i) a requirement that we make a "coupon make-whole payment" if a contingency occurs and (ii) a deferral for two years of our right to redeem the notes. If the proposed amendments and waiver constitute a "significant modification" of the notes within the meaning of applicable Treasury regulations, then the adoption of the proposed amendments and waiver would result in a deemed exchange of the existing notes for the new notes with the amended terms for federal income tax purposes.

         An exchange of securities of one issuer for other securities of the same issuer may qualify as a recapitalization and not a taxable exchange. Debt instruments, such as the notes, may qualify as securities for this purpose. Based on an evaluation of the terms of the notes, we believe that the notes are securities for federal income tax purposes and the notes, as amended, also will be treated as "securities" for U.S. federal income tax purposes. Accordingly, in such case, the exchange of the notes for the new, amended notes would qualify for recapitalization treatment even if a deemed sale or exchange of the notes has occurred due to a "significant modification." In such event, a holder would not recognize gain or loss on the deemed exchange, and its holding period in a new note would include its holding period in the respective current note.

         Holders of notes should consult their own tax advisors regarding the consequences to them of the proposed amendments and waiver.

IMPORTANT LIMITATIONS ON TAX ASPECTS

         FOR PURPOSES OF INTERNAL REVENUE SERVICE CIRCULAR 230, (1) NOTHING CONTAINED HEREIN WAS INTENDED OR WRITTEN TO BE USED, CAN BE USED BY ANY TAXPAYER OR MAY BE RELIED UPON OR USED BY ANY TAXPAYER FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (2) ANY WRITTEN STATEMENT CONTAINED IN THIS MESSAGE RELATING TO ANY FEDERAL TAX TRANSACTION OR MATTER MAY NOT BE USED BY ANY PERSON TO SUPPORT THE PROMOTION OR MARKETING OF OR TO RECOMMEND ANY FEDERAL TAX TRANSACTION(s) OR MATTER(s) ADDRESSED HEREIN, AND (3) ANY TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO ANY FEDERAL TAX TRANSACTION OR MATTER CONTAINED HEREIN.

                              AVAILABLE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC's web site at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. We maintain an Internet website at http://www.willbros.com. Information on our website or on any other website is not incorporated into this consent solicitation statement, and does not constitute a part of this consent solicitation statement. Our reports, proxy statements and other information also can be inspected and copied at the offices of the New York Stock Exchange on which our common stock is listed.

         As discussed below, we are continuing our review of our financial statements. As a result, we expect to restate our financial statements for the years 2002 and 2003 and the first three quarters of 2004. Therefore, you should not rely upon our previously filed financial statements in connection with this solicitation.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents we file with the SEC (SEC File No. 1-11953) pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this consent solicitation statement and before the termination of the consent solicitation (other than information furnished under either Item 2.02 or Item
7.01 of any current report on Form 8-K) shall be deemed to be incorporated by reference into this consent solicitation statement and to be a part hereof from the date of filing of such documents. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this consent solicitation statement to the extent that a statement contained in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this consent solicitation statement.

         We have filed the following documents with the SEC, and these documents are incorporated in this consent solicitation statement by reference:

     o our current reports on Form 8-K (other than information furnished under either Item 2.02 or Item 7.01 therein), filed on January 6, 2005, January 27, 2005, February 22, 2005, March 15, 2005, March 17, 2005,
         March 31, 2005, April 4, 2005, June 16, 2005, July 25, 2005 and August
         23, 2005;

     o the description of our common stock contained in our registration statement on Form 8-A, dated July 19, 1996, including any amendment or report filed before or after the date of this consent solicitation statement for the purpose of updating the description; and

     o the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated April 9, 1999, including any amendment or report filed before or after the date of this consent solicitation statement for the purpose of updating the description.

We specifically do not incorporate any of our historical financial statements and related materials in this consent solicitation statement, except for any historical financial statements and related materials which we may file with the SEC subsequent to the date of this consent solicitation statement.

            We will provide, without charge, to each person to whom a copy of this consent solicitation statement is delivered, upon written request of such person, a copy of any documents incorporated into this consent solicitation statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this consent solicitation statement incorporates. Requests for such copies should be directed to us at:

                         Willbros USA, Inc.
                         4400 Post Oak Parkway, Suite 1000
                         Houston, Texas 77027
                         Attention: Investor Relations
                         (713) 403-8000

                           FORWARD-LOOKING STATEMENTS

         Some of the statements contained or incorporated by reference in this consent solicitation statement are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this consent solicitation statement that address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), oil, gas, gas liquids and power prices, demand for our services, the amount and nature of future investments by governments, expansion and other development trends of the oil, gas and power industries, business strategy, expansion and growth of our business and operations, the outcome of investigations and legal proceedings and other such matters are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties. As a result, actual results could differ materially from our expectations. Factors that could cause actual results to differ from those contemplated by our forward-looking statements including, but not limited to, the following:

     o the results of currently pending governmental investigations into our actions and the actions of some of our current and former employees, including J. Kenneth Tillery, the former President of WII;

     o the imposition of fines, penalties or other sanctions that might be imposed as a result of currently pending government investigations;

     o difficulties we may encounter in obtaining new business, retaining existing business and/or collecting receivables in Nigeria and elsewhere because of the severance of long-term relationships with consultants and other individuals;

     o adverse results that we could suffer in civil litigation involving or arising from the actions of our current and former employees and officers;

     o the possibility that parties to contracts with us could assert that the actions of our current and former employees constitute a breach of, or otherwise give rise to claims under, contracts to which we are a party;

     o the possibility that the actions of our current and former employees may cause us to breach our credit agreements or debt instruments, which, if not waived, could result in the amounts owing thereunder being accelerated;

     o the possibility that foreign governmental authorities could commence investigations into the actions of our current and former employees, and the possibility that such actions constituted violations of foreign law;

     o the dishonesty of employees and/or other representatives or their refusal to abide by applicable laws and established policies and rules;

     o curtailment of capital expenditures in the oil, gas, and power industries;

     o   political or social circumstances impeding the progress of our work;

     o   failure to obtain the timely award of one or more projects;

     o   cancellation of projects;

     o   inclement weather;

     o project cost overruns, unforeseen schedule delays, and the application of liquidated damages;

     o failing to realize cost recoveries from projects completed or in progress within a reasonable period after completion of the relevant project;

     o our inability to identify and acquire suitable acquisition targets on reasonable terms;

     o   inability to obtain adequate financing;

     o   the demand for energy moderating or diminishing;

     o downturns in general economic, market or business conditions in our target markets;

     o changes in the effective tax rate in countries where the work will be performed;

     o   changes in applicable laws or regulations;

     o   our inability to manage insurable risk at an affordable cost;

     o the occurrence of the risk factors listed elsewhere in this consent solicitation statement and in our other filings with the SEC from time to time; and

     o   other factors, most of which are beyond our control.

         Consequently, all of the forward-looking statements made or incorporated by reference into this consent solicitation statement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

         In order to give its consent, a holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed letter of consent, and any other required document, to the Tabulation Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this consent solicitation statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A holder (or a beneficial owner that is not a holder) may also contact the Solicitation Agent or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the solicitation.


                  The Tabulation Agent for the solicitation is:

                              D.F. KING & CO., INC.
                      By Hand, Mail or Overnight Delivery:
                                 48 Wall Street
                                   22nd Floor
                               New York, NY 10005

                           By Facsimile Transmission:
                                 (212) 809-8838

                         To Confirm Receipt Please Call:
                            (212) 269-5550 ext. 6838


                 The Information Agent for the solicitation is:

                              D.F. KING & CO., INC.
                                 48 Wall Street
                                   22nd Floor
                               New York, NY 10005
             Banks and Brokerage Firms, Please Call: (212) 269-5550
                    All Others Call Toll-free: (888) 886-4425


                 The Solicitation Agent for the solicitation is:

                            BEAR, STEARNS & CO. INC.
                        Global Liability Management Group
                          383 Madison Avenue, 8th Floor
                            New York, New York 10179
                           (877) 696-BEAR (toll free)
                                 (877) 696-2327